Exhibit 21

Subsidiaries of the Registrant

State or Other Jurisdiction of
Name of Subsidiary	Incorporation or Organization
Golf Galaxy GolfWorks, Inc. (successor by merger to Ralph Maltby Enterprises, Inc. a/k/a The GolfWorks)	Ohio